Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement dated as of March 28, 2008 (this “Amendment”) is entered into with reference to the Credit Agreement dated as of June 27, 2006, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 28, 2007 and that certain Amendment No. 2 to Credit Agreement dated as of July 19, 2007, among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (as so amended, the “Credit Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

1. Amendments.  The Borrower and the Administrative Agent (acting with the consent of the Required Lenders) hereby agree to amend the Credit Agreement as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical sequence:

“Early Maturity Public Indebtedness” means the Borrower’s 9.875% Debentures due April 15, 2009 and 7.125% Notes due June 1, 2011.

“Early Retirement” means, with respect to all or a portion of any series of Borrower’s Public Indebtedness, any prepayment, purchase, repurchase, redemption, retirement, defeasance, acquisition or cancellation of such Public Indebtedness, or making any sinking fund or similar deposit with respect thereto, prior to the stated maturity date of such Public Indebtedness.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  For the avoidance of doubt, debt securities that are convertible into shares of capital stock (or other ownership or profit interests) shall not be considered Equity Interests.

“Later Maturity Public Indebtedness” means the Borrower’s 4.625% Notes due November 1, 2014, 5.750% Notes due September 1, 2017, 7.15% Debentures due November 1, 2027 and 6.875% Debentures due March 15, 2029.

“Miami Property” means the real property described in that certain Contract for Purchase and Sale of Real Property effective as of March 3, 2005, as amended by that certain First Amendment to Contract for Purchase And Sale Of Real Property, dated as of August 10, 2007, listed as Exhibits 10.23 and 10.24, respectively, in Borrower’s Form 10-Q filed with the Securities and Exchange Commission on August 10, 2007.

“Public Indebtedness” means the Borrower’s 9.875% Debentures due April 15, 2009, 7.125% Notes due June 1, 2011, 4.625% Notes due November 1, 2014, 5.750% Notes due September 1, 2017, 7.15% Debentures due November 1, 2027 and 6.875% Debentures due March 15, 2029.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment and (b) any payment constituting an Early Retirement of any outstanding Public Indebtedness of such Person.

(b) The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following paragraph immediately prior to the end thereof:

Notwithstanding the foregoing, at all times when the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is 4.00 to 1.00 or greater, the Applicable Rate shall mean the following rates per annum (expressed in basis points), determined by reference to such Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Commitment Fee	Eurodollar Rate + Letters of Credit	Base Rate
> 4.00 to 1.00 but < 4.50 to 1.00	37.5	175.0	75.0
> 4.50 to 1.00	50.0	200.0	100.0

(c) Section 2.05(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(b)           Mandatory.

(i)           Promptly upon receipt by the Borrower or any of its Subsidiaries of:

(A) the Net Cash Proceeds received from the sale of the Miami Property, the Borrower shall prepay an aggregate principal amount of Revolving Credit Loans equal to the lesser of (1) 100% of all such Net Cash Proceeds and (2) the difference between the outstanding principal amount of Revolving Credit Loans on the date of such prepayment, and $500,000,000; and

(B) any tax refund attributable to the sale of the Star Tribune Company that is received in the second fiscal quarter of fiscal 2008 or thereafter, the Borrower shall prepay an aggregate principal amount of Revolving Credit Loans equal to the lesser of (1) an aggregate principal amount of Revolving Credit Loans equal to 100% of such tax refund, and (2) the difference between the outstanding principal amount of Revolving Credit Loans on the date of such prepayment, and $500,000,000.

Notwithstanding the foregoing, if any prepayment required under this Section 2.05(b) would require the Borrower to prepay Revolving Credit Loans on other than the last day of an Interest Period and such prepayment would require the Borrower to compensate the Lenders under Section 3.05 by reason of such prepayment, then the Borrower may delay making the prepayment until the last day of the applicable Interest Period.

(ii) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations that are in excess of $500,000,000.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

(d) Section 2.06 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

2.06.  Termination or Reduction of Commitments.

(a)           Optional.

(i)           From and after the Closing Date, the Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility; provided that (A) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction; (B) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; (C) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility; and (D) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess;

(ii)           The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of any Commitment.  Any reduction of any Commitment shall be applied to the Commitment of each Appropriate Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of any Commitment shall be paid on the effective date of such termination; and

(iii)           The aggregate Bridge Commitments and Term A Commitments shall be automatically and permanently reduced to zero on the date of the Bridge Borrowing and Term A Borrowing.

(b)           Mandatory.

(i)           The Revolving Credit Facility shall be automatically and permanently reduced by $125,000,000 on each of the following dates:  (A) the date of the prepayment required under Section 2.05(b)(i)(A), and (B) the date of prepayment required under Section 2.05(b)(i)(B); provided, however, in no event shall the Revolving Credit Facility be reduced, pursuant to this clause (i), to less than $500,000,000; and provided further that any such permanent reduction shall not take place with respect to any amount where the prepayment is delayed pursuant to the last sentence of Section 2.05(b)(i) to the extent of such delayed prepayment.

(ii)           If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)           Application of Commitment Reductions; Payment of Fees. (i) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06.  Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.  All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(d)           Reduction of Revolving Credit Commitments.  On March 28, 2008, the Revolving Credit Facility shall be reduced by $250,000,000 to $750,000,000.

(e) Section 7.07(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)           Consolidated Interest Coverage Ratio.  The Borrower shall not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than 3.00 to 1.00 from the Closing Date through July 1, 2007; and 2.75 to 1.00 from and after September 30, 2007; provided, however, that if the Ratings assigned by S&P or Moody’s to the Facilities shall at any time be A- or better or A-3 or better, respectively, then this covenant shall cease to be operative.

(f) Section 7.07(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated Total Leverage Ratio.  The Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 5.00 to 1.00 from September 30, 2007 through September 27, 2009; 4.75 to 1.00 from December 27, 2009 through December 26, 2010; and 4.50 to 1.00 after December 26, 2010.”

(g) There shall be added to the Credit Agreement a new Section 7.09 reading in its entirety as follows:

7.09           Restricted Payments.  The Borrower shall not, nor shall it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)           each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)           the Borrower may distribute rights pursuant to any existing shareholder rights plan or redeem such rights in accordance with the terms of any such existing shareholder rights plan;

(d)           the Borrower and its Subsidiaries may make Restricted Payments in connection with or pursuant to any of its employee benefits plans or in connection with the employment, termination or compensation of its employees, officers, directors or consultants, including any repurchase or retention of Equity Interests in payment of withholding taxes in connection with equity-based compensation arrangements;

(e)           the Borrower may make non-cash repurchases of Equity Interests that are deemed to occur upon exercise of stock options if the proceeds of such repurchases are deemed to represent a portion of the exercise price of such options;

(f)           the Borrower may repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversion of convertible securities;

(g)           the Borrower may make any payment constituting an Early Retirement of any Early Maturity Public Indebtedness.

(h)           the Borrower may make any payment constituting an Early Retirement of any Later Maturity Public Indebtedness, so long as such payment is not made out of the proceeds of Revolving Credit Loans;

(i)           the Borrower may declare or pay cash dividends to its stockholders in an amount during each fiscal quarter not to exceed $0.18 multiplied by the number of shares of common stock outstanding on the record date for such dividend; and

(j)           the Borrower may (i) declare or pay additional cash dividends to its stockholders in excess of the dividends permitted under Section 7.09(i), (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it and (iii) make any payment constituting an Early Retirement of Later Maturity Public Indebtedness that is not otherwise permitted under Section 7.09(h), if after giving effect thereto (A) the aggregate amount of such dividends, purchases, redemptions, acquisitions or Early Retirements under clauses (i), (ii) and (iii) paid or made after December 30, 2007 would be less than $250,000,000 or (B) the amount of Consolidated Indebtedness of the Borrower would not cause the Consolidated Total Leverage Ratio to equal or exceed 4.00 to 1.00 calculated using the Consolidated EBITDA of the Borrower as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) (it being understood that the Borrower may allocate any such payments to clause (B) until the Consolidated Total Leverage Ratio equals 4.00 to 1.00 and thereafter allocate payments to clause (A) hereof).

2. Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (a) counterparts of this Amendment executed by the Borrower, (b) written consents hereto executed by the Required Lenders in substantially the form of Exhibit A attached hereto, (c) written consents hereto executed by all of the Guarantors in substantially the form of Exhibit B attached hereto, (d) receipt by the Administrative Agent of amendment fees in an amount equal to 0.25% of the aggregate principal amount of Loans, L/C Obligations and unfunded Commitments (based, in each case, on a $750,000,000 Revolving Credit Facility) held by Lenders that shall have executed and returned written consents in substantially the form of Exhibit A attached hereto to Mayer Brown LLP by 12:00 noon (Eastern Daylight Time) on March 26, 2008 (which fees shall be distributed by the Administrative Agent ratably among such consenting Lenders) and (e) receipt by the Administrative Agent of all fees and expenses payable to it and its special counsel in connection with this Amendment.

3. Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (i) no Default has occurred and remains continuing, and (ii) the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document or which are contained in any document furnished at any time under or in connection with the Credit Agreement are true and correct as if made on the date hereof, except for representations and warranties which expressly speak as of a particular date, in which case they shall be true and correct as of such earlier date and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

4. Confirmation.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

5. Counterparts.  This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

THE McCLATCHY COMPANY

                                By: /s/ R. Elaine Lintecum
                                Name: R. Elaine Lintecum
                                Title:   Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Ken Puro
Name: Ken Puro
Title:   Vice President

[Exhibit A to Amendment]

CONSENT OF LENDER

This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Credit Agreement dated as of June 27, 2006 (the “Credit Agreement”), among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (the “Credit Agreement”).  Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned is a party to the Credit Agreement and hereby consents to the execution and delivery of the proposed Amendment No. 3 to Credit Agreement by the Administrative Agent on behalf of the Lenders party to the Credit Agreement, substantially in the form of the draft presented to the undersigned.

[Name of Lender]

By:

Title:

[Exhibit B to Amendment]

CONSENT AND REAFFIRMATION OF GUARANTOR

This Consent and Reaffirmation of Guarantor is delivered by the undersigned Guarantor to Bank of America, N.A., as Administrative Agent, with reference to the Guaranty dated as of May 4, 2007 (the “Guaranty”) delivered pursuant to the Credit Agreement dated as of June 27, 2006 (the “Credit Agreement”), among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (the “Credit Agreement”).  Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

Each of the undersigned is a party to the Guaranty and hereby consents to the execution and delivery of the proposed Amendment No. 3 to Credit Agreement, substantially in the form of the draft presented to the undersigned.  By its execution hereof, each of the undersigned hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty and (ii) acknowledges and agrees that the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

McClatchy Newspapers, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

East Coast Newspapers, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

The News and Observer Publishing Company

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Tacoma News, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

San Luis Obispo Tribune, LLC

By:   The McClatchy Company,
          its Sole Member

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

McClatchy Management Services, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Miami Herald Media Company

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Macon Telegraph Publishing Company

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Columbus Ledger-Enquirer, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Gulf Publishing Company, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

The Bradenton Herald, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

The Sun Publishing Company, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Nittany Printing and Publishing Company

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

The State Publishing Company

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

The Charlotte Observer Publishing Company

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Wichita Eagle and Beacon Publishing Company, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Pacific Northwest Publishing Company, Inc.
By: /s/ Karole Morgan-Prager
Its Secretary, Karole Morgan-Prager

Lexington H-L Services, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Cypress Media, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Cypress Media, LLC

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Quad County Publishing, Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager

Star-Telegram Operating, Ltd.

By:           Cypress Media, LLC, its General Partner
          By: Cypress Media, Inc., its Sole Member
      By: /s/ Karole Morgan-Prager
                  Its: Secretary, Karole Morgan-Prager

McClatchy U.S.A., Inc.

By: /s/ Karole Morgan-Prager
Its: Secretary, Karole Morgan-Prager